EXHIBIT 5




                                Duane Morris LLP
                               1667 K Street, N.W.
                                    Suite 700
                           Washington, D.C. 20006-1608
                                  202.776.7800
                                Fax: 202.776.7801


December 4, 2002


Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Gentlemen:

       We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions"), in connection with the registration of 79,693 shares (the "Shares") of common stock of Zions on behalf of and for resale by the six former shareholders of Grant-Hatch & Associates, Inc., a Utah corporation ("Grant-Hatch"). We are also acting as counsel to Zions in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

       In connection with this opinion, we have examined, among other things:

         (1) copies certified to our satisfaction of the Articles of Incorporation of Zions and the bylaws of Zions as in effect on the date hereof;

         (2) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on April 26, 2002 and October 18, 2002, including resolutions approving the Registration Statement;

         (3) a copy of the Articles of Merger of Grant-Hatch and Chatting Anchors Merger Company, a Delaware corporation, as filed with the Secretary of State of the State of Utah on October 21, 2002, and a copy of the Certificate of

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Merger of Grant-Hatch as filed with the Secretary of State of the State of
Delaware on October 21, 2002; and

         (4) such other documents, records of corporate proceedings, certificates of corporate officials, and statutes as we considered necessary to enable us to furnish this opinion.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                   Sincerely,

                                   /s/ Duane Morris LLP